Exhibit 1.1

Execution Version

WORLD OMNI AUTO RECEIVABLES TRUST 2018-A

$208,000,000

1.75000% Asset Backed Notes, Class A-1

$340,000,000

2.19% Asset Backed Notes, Class A-2

$340,000,000

2.50% Asset Backed Notes, Class A-3

$83,100,000

2.73% Asset Backed Notes, Class A-4

$30,580,000

2.89% Asset Backed Notes, Class B

UNDERWRITING AGREEMENT

January 30, 2018

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park, 11th Floor

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 10th Floor East

Atlanta, Georgia 30326

as Representatives of the
Several Underwriters

Dear Ladies and Gentlemen:

1.           Introductory. World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), and World Omni Financial Corp., a Florida corporation (“World Omni”), hereby confirm their respective agreements with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc., and each of the other underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom you are acting as representatives (the “Representatives”), with respect to the sale by the Depositor of $208,000,000 aggregate principal amount of 1.75000% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $340,000,000 aggregate principal amount of 2.19% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), $340,000,000 aggregate principal amount of 2.50% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), $83,100,000 aggregate principal amount of 2.73% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) and $30,580,000 aggregate principal amount of 2.89% Asset Backed Notes, Class B (the “Class B Notes”) of World Omni Auto Receivables Trust 2018-A (the “Trust”) under the terms and conditions herein contained.  The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes are collectively referred to herein as the “Notes”.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Trust and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).  The Depositor will retain the asset backed certificates (the “Certificates”) issued pursuant to an amended and restated trust agreement, to be dated as of the Closing Date (the “Trust Agreement”), between the Depositor and Wells Fargo Delaware Trust Company, N.A., as owner trustee (in such capacity, the “Owner Trustee”).  The Certificates will be subordinated to the Notes to the extent described in the Basic Documents (as defined below).

The assets of the Trust will include, among other things, a pool of fixed rate retail installment sale contracts (the “Receivables”) secured by new and used automobiles and light-duty trucks financed thereby (the “Financed Vehicles”), and certain monies received thereunder after the close of business on December 19, 2017 (the “Cutoff Date”) and monies on deposit in the Reserve Account and in certain other accounts and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of the Closing Date (the “Sale and Servicing Agreement”) among the Trust, the Depositor and World Omni, as Servicer (the “Servicer”). Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust.  In addition, pursuant to the Sale and Servicing Agreement, the Servicer will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

The Receivables were originated or acquired by World Omni.  World Omni will sell the Receivables to the Depositor pursuant to the terms of the Receivables Purchase Agreement (the “Receivables Purchase Agreement”) to be dated as of the Closing Date between the Depositor and World Omni.

The Trust will provide for the review of certain of the Receivables for compliance with the representations and warranties made about the Receivables in certain circumstances under an Asset Representations Review Agreement to be dated as of the Closing Date (the “Asset Representations Review Agreement”) among the Trust, the Servicer and Clayton Fixed Income Services LLC, a Delaware limited liability company, as asset representations reviewer (the “Asset Representations Reviewer”).

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As used herein, the term “Basic Documents” refers to the Sale and Servicing Agreement, Indenture, Trust Agreement, Receivables Purchase Agreement, the Asset Representations Review Agreement and the Administration Agreement (the “Administration Agreement”) to be dated as of the Closing Date among World Omni, the Indenture Trustee, the Depositor and the Trust, and the Note Depository Agreement.

At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be 3:20 p.m. (EST) on January 30, 2018 (the “Time of Sale”), the Depositor had prepared (A) the following information (together, as a whole, the “Time of Sale Information”): (i) the preliminary prospectus dated January 22, 2018 (collectively with (x) any information contained in Appendix A thereto (entitled “Static Pool Information About Certain Previous Securitized Pools”) and (y) and any information incorporated by reference therein, the “Preliminary Prospectus”), and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Act”)) listed on Schedule II hereto (each as may be amended with the approval in writing of the parties hereto) and (B) the road show presentation, dated January 2018 (the “Road Show”).  If, subsequent to the Time of Sale and prior to the Closing Date, it is determined by the parties that such Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their old “contracts of sale” (within the meaning of Rule 159 under the Act).  If, following any such termination, the Underwriters, with prior written notice to the Depositor and World Omni, enter into new contracts of sale with investors for the Notes, then “Time of Sale Information” will refer to the documents agreed upon in writing by the Depositor and the Representatives that correct such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date agreed upon by the Depositor and the Representatives.

2.           Representations and Warranties of the Depositor and World Omni.  Each of the Depositor and World Omni, jointly and severally (except with respect to Section 2(ee), only World Omni) represents and warrants to, and agrees with each of the Underwriters that:

(a)         The registration statement on Form SF-3 (No. 333-207756), including a prospectus, relating to the Notes (x) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof and (y) was declared effective by the Commission within three years prior to the Closing Date.  Such registration statement, as amended as of the date of this Underwriting Agreement (this “Agreement”) is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement and reflecting the terms of the Notes, as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.”

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(b)         (i) As of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430D(f)(2), and any amendment thereto under the Act, the Registration Statement complied, and on the date of this Agreement the Registration Statement will comply, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”) and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will comply in all material respects with the requirements of the Act and the Rules and Regulations (provided, that, the Depositor has prepared the Prospectus in reliance upon and in conformity with the guidance from the Staff of the Commission set forth in the No-Action Letter, dated November 23, 2010, regarding Regulation AB Items 1103(a)(9) and 1120) and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or Prospectus based solely upon written information furnished to the Depositor or World Omni by any Underwriter through the Representatives specifically for use therein; provided that, the only such information furnished to the Depositor or World Omni consists of the information set forth in (i) the Preliminary Prospectus in (x) the third sentence under the heading “Risk Factors—You May Have Difficulty Selling your Notes and/or Obtaining your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions” and (y) the third paragraph, the table following the third paragraph, the seventh paragraph, the third and fourth sentences of the eighth paragraph and the first sentence of the ninth paragraph under the heading “Underwriting” and (ii) the Prospectus in (x) the third sentence under the heading “Risk Factors—You May Have Difficulty Selling your Notes and/or Obtaining your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions” and (y) the second paragraph, the table following the second paragraph, the sixth paragraph, the third and fourth sentences of the seventh paragraph and the first sentence of the eighth paragraph under the heading “Underwriting” (collectively, the “Underwriters’ Information”).  The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.

(c)         (i) The Preliminary Prospectus, at the time of filing of the Preliminary Prospectus pursuant to Rule 424(h), did not contain any untrue statement of a material fact, nor did the Preliminary Prospectus omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, that for purposes of this representation, any amendment or supplement to the Preliminary Prospectus made prior to the Time of the Sale will be deemed to be part of the Preliminary Prospectus as of the time of filing thereof) and (ii) the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, in the case of either clause (i) or clause (ii), that the Depositor makes no representation and warranty with respect to (x) any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information or (y) the omission of pricing and price-dependent information. The Depositor has filed the Preliminary Prospectus on January 22, 2018, pursuant to and in accordance with Rule 424(h) (“Rule 424(h)”) under the Act, not later than the third business day prior to the Time of Sale.

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(d)         None of the Depositor, World Omni or the Trust is now or, as a result of the transactions contemplated by this Agreement, will become, an “investment company”, nor is any of them “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The representation in the immediately preceding sentence with respect to the Trust is made in reliance on the exemption provided by Section Rule 3a-7 of the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust.  The Trust is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(e)         To the best of its knowledge, each of the Receivables and Financed Vehicles as of the Cutoff Date will meet the eligibility criteria for selection described in the Prospectus and in the Time of Sale Information.

(f)          The Notes are “asset-backed securities” within the meaning of, and satisfy the requirements for use of, Form SF-3 under the Act.

(g)         The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.

(h)         The conditions to the use of a registration statement on Form SF-3 under the Act, as stated in the Registrant Requirements set forth in General Instruction I.A., have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date.  The conditions to the offering of the Notes under a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date.  The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Act.

(i)          As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(j)          The Depositor has filed the Preliminary Prospectus, and has filed or will file, as applicable, each Free Writing Prospectus listed on Schedule II or approved in writing by the Depositor and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations, and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.

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(k)         The Depositor has been duly formed and is validly existing as a limited liability company under Delaware law, and all filings required at the date hereof under Delaware law with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in the Time of Sale Information or in its organizational documents, and to enter into and to perform its obligations under this Agreement and each Basic Document to which the Depositor is a party or by which it may be bound; the Depositor is duly qualified or registered as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or business prospects; all of the issued and outstanding membership interests of the Depositor are owned by World Omni, free and clear of liens; and the Depositor does not have any subsidiaries (other than the Trust and similar trusts).  The Depositor is current in the payment of any taxes required to be paid by it.

(l)          The Depositor is not in violation of its organizational or charter documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject; the execution, delivery and performance by the Depositor of this Agreement and each Basic Document to which it is a party, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, Bylaws or any applicable law, administrative regulation or administrative or court decree.

(m)        There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor or World Omni, threatened, against or affecting the Depositor, that is required to be disclosed in the Registration Statement and that is not disclosed or that could reasonably be expected to result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that could reasonably be expected to materially and adversely affect its properties or assets or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or any Basic Document to which the Depositor is a party or by which it may be bound; all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to its businesses, are, when considered in the aggregate, not material; and there are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

(n)         Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the Notes and the Certificates or the offering and sale of the Notes, (B) the execution, delivery and performance by the Depositor of this Agreement and any Basic Document to which it is a party or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained on or prior to, and will be in full force and effect as of, the Closing Date.

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(o)         The Depositor possesses all certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and Depositor has not received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise or its ability to perform its obligations under this Agreement or any Basic Document to which it is a party or by which it may be bound.

(p)         This Agreement has been duly authorized, executed and delivered by the Depositor.

(q)         As of the Closing Date, each of the Basic Documents to which the Depositor is a party has been duly authorized, executed and delivered by the Depositor.

(r)          As of the respective dates set forth therein, the representations and warranties of the Depositor in each Basic Document to which it is a party and in officer’s certificates of the Depositor delivered on the Closing Date pursuant to Section 7(c), as the case may be, were or will be, as applicable, true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

(s)         The Depositor does not conduct business or have affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

(t)          World Omni has been duly incorporated, is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is “active”, except for such taxes that are being disputed by World Omni in good faith and if such dispute is adversely determined against World Omni it would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound; World Omni has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in the Time of Sale Information and to enter into and to perform its obligations under this Agreement and each Basic Document to which World Omni is a party or by which it may be bound; and World Omni is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under this Agreement or any Basic Document to which it is a party or by which it may be bound.

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(u)         World Omni is not in violation of its organizational or charter documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject that could reasonably be expected to have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the execution, delivery and performance by World Omni of this Agreement and each Basic Document to which it is a party and the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any of its properties or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, Bylaws or any applicable law, administrative regulation or administrative or court decree.

(v)         There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of World Omni, threatened against or affecting World Omni, that is required to be disclosed in the Registration Statement and that is not disclosed or that could reasonably be expected to result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that could reasonably be expected to materially and adversely affect its properties or assets or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or any Basic Document to which it is a party or by which it may be bound; and all pending legal or governmental proceedings to which World Omni is a party or of which any of its properties or assets is the subject that are not described in the Prospectus and in the Time of Sale Information, including ordinary routine litigation incidental to its business, are, when considered in the aggregate, not material in the context of the issuance and sale of the Notes.

(w)        No authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with the execution, delivery and performance by World Omni of this Agreement or any Basic Document to which World Omni is a party or the consummation by World Omni of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained on or prior to, and will be in full force and effect as of, the Closing Date.

(x)          World Omni possesses all material certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under this Agreement or any Basic Document to which it is a party or by which it may be bound.

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(y)         This Agreement has been duly authorized, executed and delivered by World Omni.

(z)          As of the Closing Date, each Basic Document to which World Omni is a party has been duly authorized, executed and delivered by World Omni.

(aa)       On the Closing Date, the Trust will have good and marketable title to the Receivables and the other property conveyed to the Trust on the Closing Date, free and clear of all liens, security interests or encumbrances (except as permitted by the Basic Documents) and will not have assigned to any Person any of its right, title or interest in any such Receivables or other property conveyed to the Trust on the Closing Date (except as permitted by the Basic Documents), or shall have obtained the release of any such prior assignment.  The assignment of the Receivables, all documents and instruments related thereto and all proceeds thereof to the Trust, pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances (except as permitted by the Basic Documents).

(bb)       As of the respective dates set forth therein, the representations and warranties of World Omni in each Basic Document to which it is a party, in Officer’s Certificates of World Omni delivered on the Closing, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

(cc)       Simultaneously with the Trust’s assignment of the Collateral to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee’s interest in the Collateral shall be perfected upon the filing of UCC-1 financing statements in the appropriate offices (to the extent a security interest in such Collateral can be perfected by filing a financing statement) and there shall be no unreleased statements identifying the Trust as debtor or assignor affecting the Collateral filed in such offices other than such financing statements.

(dd)       World Omni has executed and delivered a written representation (the “17g-5 Representation”) to each “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) hired by World Omni to rate the Notes (each, a “Rating Agency”) that World Omni will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Notes, and World Omni has complied and has caused the Depositor to comply with the 17g-5 Representation other than any breach of the 17g-5 Representation (A) that would not have a material adverse effect on the Notes or (B) arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 4(f) hereof.

(ee)       The Depositor has complied with Rule 193 under the Act in connection with the offering of the Notes.

(ff)         World Omni has complied and has caused the Depositor to comply with Rule 15Ga-2 of the Exchange Act with respect to any report produced for third-party due diligence services (as defined in Rule 17g-10(d)(1) of the Exchange Act) (each, a “Third-Party Diligence Report”) performed on behalf of World Omni or the Depositor, other than any breach arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 4(g) hereof.  World Omni or the Depositor has furnished to the Commission any Form ABS-15G with respect to Rule 15Ga-2 and the transactions contemplated by this Agreement whether prepared or furnished by World Omni, the Depositor or any Underwriter (including any revision or amendment thereof or any supplement thereto, each a “Form ABS-15G”) required in connection with a Third-Party Diligence Report within the time period required by Rule 15Ga-2. On or prior to the date of this Agreement, neither World Omni nor the Depositor has requested (or caused any person to request) any Third-Party Diligence Report other than the Third-Party Diligence Report described on Schedule III and, to the extent it has requested any Third-Party Diligence Report, it has made available such report to each Representative within a reasonable period prior to furnishing such Third-Party Diligence Report or portion thereof on the Commission’s EDGAR website.

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(gg)       World Omni has complied, as of the Closing Date will comply, and is the appropriate entity to comply, with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”) implementing the credit risk retention requirements of Section 15G of the Exchange Act) in accordance with the Credit Risk Retention Rules, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) in the manner described in the Preliminary Prospectus under the heading “Credit Risk Retention.” World Omni determined the fair value of the “eligible horizontal residual interest” (such interest, the “Retained Interest”) disclosed in the Preliminary Prospectus under the heading “Credit Risk Retention”, and will determine the fair value of the Retained Interest as of the Closing Date as required by Rule 4(c)(1)(ii) of the Credit Risk Retention Rules.  World Omni has determined, and as of the Closing Date will determine, the fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.

3.           Purchase, Sale and Delivery of the Notes.  On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor the aggregate principal amount of each Class of Notes set forth in Schedule I hereto opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, (i) in the case of the Class A-1 Notes, 99.90000%, (ii) in the case of the Class A-2 Notes, 99.81125%, (iii) in the case of the Class A-3 Notes, 99.72476%, (iv) in the case of the Class A-4 Notes, 99.71372% and, (v) in the case of the Class B Notes, 99.60321%.

Each Class of Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive instruments evidencing the Notes will be available only under the limited circumstances specified in the Indenture.

The Depositor will deliver the Notes to the Representatives for the respective accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Depositor, at the office of Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois 60654 (or at such other location as agreed upon among the Depositor, World Omni and the Representatives) at 10:00 a.m., New York time, on February 7, 2018 or at such other time not later than five full business days thereafter, as the Depositor, World Omni and the Representatives determine, such time being herein referred to as the “Closing Date”.  The instruments evidencing the Notes will be made available for inspection at the above offices of Kirkland & Ellis LLP (or at such other location agreed upon among the Depositor, World Omni and the Representatives) at least 24 hours prior to the Closing Date.

The Depositor, World Omni and the Underwriters agree that upon receipt by an investor who has received an electronic Prospectus or a request by such investor’s representative (whether such request is delivered to an Underwriter or the Depositor) during the period during which there is an obligation to deliver a Prospectus, the Underwriters will promptly deliver or cause to be delivered without charge, a paper copy of the Prospectus to such investor or its representative.

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4.           Certain Agreements of the Underwriters.

(a)         It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus and in the Time of Sale Information.

(b)         Each Underwriter hereby severally and not jointly represents and warrants to, and agrees with, the Depositor and World Omni, that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated, in the United Kingdom, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(c)         Each Underwriter hereby severally and not jointly represents to, and agrees with, the Depositor and World Omni, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area (the “EEA”).  For purposes of this provision, (i) the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in the Prospectus Directive; (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes; and (iii) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each member state of the EEA which has implemented the Prospectus Directive.

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(d)         The Underwriters covenant and agree that prior to the date which is one year and one day after the last date upon which (i) each Class of Notes has been paid in full, and (ii) all obligations due under any other securitized financing by the Depositor have been paid in full, the Underwriters will not institute against, or join any other person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. The foregoing shall not limit the right of any Underwriter to file any claim in or otherwise take actions with respect to any such proceeding otherwise instituted.

(e)         Each Underwriter that uses the Internet or other electronic means to offer or sell the Notes severally represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act and applicable procedures, if any, worked out with the staff of the Commission relating to the use of the Internet or relating to computerized or electronic means of delivery to prospective investors of the Prospectus, in each case in connection with the offering of the Notes.

(f)          Each Underwriter, severally and not jointly, represents, warrants and agrees that it (i) has not delivered, and will not deliver, any Rating Information (as defined below) to a Rating Agency or other nationally recognized statistical rating organization, and (ii) has not participated and will not participate, in any oral communication of Rating Information (as defined below) with any Rating Agency or other nationally recognized statistical rating organization unless a designated representative from World Omni participated or participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from World Omni or refer such Rating Agency to World Omni, who will respond to the oral communication. “Rating Information” means any oral or written information provided for the purpose of (x) determining the initial credit rating for the Notes, including information about the characteristics of the Receivables and the legal structure of the Notes or (y) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Receivables.

(g)         Each Underwriter, severally and not jointly, represents, warrants and agrees that it has not obtained any Third-Party Diligence Report, other than the Third Party Diligence Report described on Schedule III.

5.           Certain Agreements of the Depositor and World Omni.  The Depositor, with respect to the covenants made by it hereunder, and World Omni, with respect to the covenants made by it hereunder, agree with each of the Underwriters that:

(a)         The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used.  The Depositor will file with the Commission each Free Writing Prospectus listed on Schedule II or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Free Writing Prospectus permitted by this Agreement that the Depositor is required to file under the Act and the Rules and Regulations, and in each case will do so within the applicable period of time required under the Act and the Rules and Regulations.  The Depositor will advise the Representatives promptly of any such filings.  The Depositor (i) will file all transaction agreements containing the provisions that are required by General Instructions I.B.1(b), I.B.1(c) and I.B.1(d) of Form SF-3 with the Commission no later than the date the Prospectus is required to be filed under Rule 424 of the Act, (ii) will timely file all certifications required by General Instruction I.B.1(a) of Form SF-3 and (iii) has filed all material required to be filed by General Instruction I.A.2 for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3, the Act or the rules and regulations of the Commission thereunder.

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(b)         During the period when a prospectus relating to the Notes is required to be delivered under the Act, the Depositor will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information and will not effect or file any such amendment or supplement without the consent of the Representatives (which consent shall not be unreasonably withheld or delayed) and will advise the Representatives promptly of any amendment or supplement of the Registration Statement or the Prospectus; provided that, no such consent of the Representatives will be required to file an amendment or supplement under this Section 5(b) if the Depositor receives an opinion of counsel that such amendment or supplement is required to comply with the Act. The Depositor will advise the Representatives promptly of the institution by the Commission of any stop order or other order or action suspending the right to use the Registration Statement, the Prospectus or the Time of Sale Information in respect of the Registration Statement.  The Depositor will use commercially reasonable efforts to prevent the issuance of any such stop order and, if a stop order is issued, to obtain its lifting as soon as possible.

(c)         If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus and the Time of Sale Information to comply with the Act, the Depositor promptly will notify the Representatives and will prepare for review by the Representatives and file, or cause to be prepared for review by the Representatives and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance; provided that, no consent of the Representatives as set forth in Section 5(b) hereof will be required to file an amendment or supplement under this Section 5(c) if the Depositor receives an opinion of counsel that such amendment or supplement is required to comply with the Act.  Neither the consent of the Representatives to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver or limitation of any right of any Underwriter hereunder.

(d)         [Reserved].

(e)         The Depositor will furnish to the Representatives copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will include all exhibits), the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule II hereto or agreed upon in writing by the Depositor and the Representatives, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

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(f)          The Depositor will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representatives may designate and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that the Depositor shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

(g)         So long as any Notes are outstanding, unless such information shall have been posted to the World Omni website, the Depositor or World Omni, as the case may be, will deliver or cause to be delivered to the Representatives, as soon as each becomes available, copies of (i) each report relating to the Notes delivered to Noteholders pursuant to the Basic Documents and, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to the Basic Documents, (iii)  each periodic report required to be filed by the Depositor with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, and (iv) such other information in the possession of the Depositor concerning the Trust, the Depositor, the Notes or the Certificates as the Representatives may reasonably request from time to time.

(h)         The Depositor and World Omni will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing and reproduction of the registration statement as originally filed with the Commission and each amendment thereto, the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule II hereto or agreed upon in writing by the Depositor and the Representatives, and the Prospectus (including any amendments and supplements to any such materials), (ii) the fees and disbursements of the Owner Trustee, the Indenture Trustee and the Trust and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Depositor and World Omni, (iv) the fees charged by each of the Rating Agencies in connection with the rating of each Class of Notes, (v) the fees of DTC in connection with the book-entry registration of the Notes, (vi) the amounts set forth in Section 6(i) and (vii) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to Section 5(f) hereof in connection with the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representatives may designate.

(i)          To the extent, if any, that the rating provided with respect to any Class of Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Depositor or World Omni, the Depositor or World Omni, as the case may be, shall furnish such documents and take any such other actions.

(j)          World Omni will comply (and will cause the Depositor to comply) with the 17g-5 Representation, other than any breach of the 17g-5 Representation (i) that would not have a material adverse effect on the Notes or (ii) arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 4(f) hereof.

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(k)         World Omni will comply (and will cause the Depositor to comply) with Rule 15Ga-2 under the Exchange Act with respect to any Third-Party Diligence Report, provided that neither World Omni nor the Depositor will be responsible for any breach of the foregoing caused by or arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 4(g) hereof. World Omni or the Depositor will furnish to the Commission any Form ABS-15G required in connection with a Third-Party Diligence Report within the time period required by Rule 15Ga-2. To the extent World Omni or the Depositor have requested any Third-Party Diligence Report, World Omni and the Depositor will provide each Underwriter with a copy of each Third-Party Diligence Report within a reasonable period prior to furnishing such Third-Party Diligence Report or portion thereof on the Commission’s EDGAR website.

6.           Time of Sale Information and Free Writing Prospectus.

(a)         The following terms have the specified meanings for purposes of this Agreement:

(i)   “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;

(ii)  “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of any Class of Notes and the offering thereof; and

(iii)  “Computer Tape Information” means written information regarding any Class of Notes or the related receivables contained in the electronic data file “woart2018-A_tape.txt” furnished by the Depositor to Wells Fargo Securities, LLC by email on December 20, 2017.

(b)         The Depositor will not disseminate to any potential investor any information relating to any Class of Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information, the Prospectus and the Bloomberg Screen filed with the Commission as a “free writing prospectus” (as defined in Rule 405 under the Act) on January 30, 2018 (the “Bloomberg Free Writing Prospectus”), unless the Depositor has obtained the prior consent of the Representatives.  The Depositor hereby authorizes each Underwriter to provide potential investors in the Notes access to the Road Show by means of the Internet web site located at www.dealroadshow.com, which is operated by Deal Roadshow LLC for such purpose; provided, that the foregoing shall not be deemed to constitute an authorization for any Underwriter to transmit (unless otherwise permissible under Section 6(f)(i)) a “written communication” (as defined in Rule 405 under the Act) contained in a separate file together with the Road Show.

(c)          Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to any Class of Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

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(d)         Each Underwriter and the Depositor represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity, and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-326-5897.

(e)         In the event that the Depositor or World Omni becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriters’ Information, and otherwise at the expense of the Depositor, a Corrected Prospectus.

(f)          Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i)  Other than the Time of Sale Information, the Bloomberg Free Writing Prospectus, each Free Writing Prospectus approved in writing by the Depositor, the Prospectus and the Road Show, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in any Free Writing Prospectus listed on Schedule II hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIP/ISIN numbers, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more Classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (7) Intex.cdi files (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all Classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act.

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(ii)  In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii)  Prior to entering into any “contract of sale” (within the meaning of Rule 159 under the Act) (a “Contract of Sale”), the applicable Underwriter shall convey the Preliminary Prospectus and each Free Writing Prospectus listed on Schedule II hereto to the prospective investor and it shall deliver a copy of the Preliminary Prospectus to any person who is expected to receive a confirmation of sale at least 48 hours prior to sending such confirmation in accordance with Rule 15c2-8 of the Exchange Act.  The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus and each Free Writing Prospectus listed on Schedule II hereto to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv)  If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter subsequent to the original Time of Sale and prior to the Closing Date, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor and (B) enter into new Contracts of Sale on the terms described in the Corrected Prospectus with each of such investors or, for those investors who do not enter into new Contracts of Sale, terminate the old Contracts of Sale.

(g)         Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) under the Act.

(h)         The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 6(g) not later than two days after the later of the date such final terms have been established for all Classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 6(g).

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(i)          In the event that any Underwriter shall incur any costs or suffer any losses or damages in connection with the reformation of the Contract of Sale with any investor that received a Defective Prospectus, the Depositor and World Omni jointly and severally agree to reimburse such Underwriter for such costs, losses or damages on such terms as are consistent with the indemnification provisions of Section 8 hereof; provided, that such reimbursement obligations of the Depositor and World Omni shall not apply to any such reformation to the extent resulting from an untrue statement or omission in a Defective Prospectus contained in or omitted from the Defective Prospectus in reliance upon and in conformity with the Underwriters’ Information.

7.           Conditions of the Obligations of the Underwriters.  The obligation of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the respective representations and warranties on the part of the Depositor and World Omni herein, to the accuracy of the statements of the respective officers of the Depositor and World Omni made pursuant to the provisions hereof, to the performance by the Depositor and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

(a)         Prior to the Time of Sale, with respect to the Preliminary Prospectus, and on or prior to the Closing Date, with respect to the Prospectus, the Representatives and the Depositor shall have received letters, dated as of the dates of the Preliminary Prospectus and the Prospectus, respectively, of independent public accountants reasonably acceptable to the Representatives confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representatives have previously agreed and otherwise in form and in substance satisfactory to the Representatives and counsel for the Underwriters (and, for the avoidance of any doubt, covering any static pool data pursuant to Item 1105 of Regulation AB under the Act included or incorporated by reference in the Time of Sale Information or the Prospectus).  For purposes of the immediately preceding sentence, any of the “Big Four” accounting firms shall be deemed to be acceptable to the Representatives.

(b)         The Prospectus, the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule II hereto or approved in writing by the Depositor and any “issuer information” as defined above included in any Permitted Underwriter Communication required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, World Omni or the Representatives, shall be contemplated by the Commission.

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(c)         The Representatives shall have received certificates of the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of each of the Depositor and World Omni, each dated the Closing Date, in which such officer shall state, in the case of (A) the Depositor that (1) the representations and warranties of the Depositor in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, except as set forth in or contemplated by the Prospectus, the Preliminary Prospectus and the Time of Sale Information and (B) World Omni, that (1) the representations and warranties of World Omni in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, World Omni has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of World Omni except as set forth in or contemplated by the Prospectus, the Preliminary Prospectus and the Time of Sale Information.

(d)         With respect to all of the Notes, not less than 25% of the Notes (by principal amount) shall have been purchased on the Closing Date by parties not affiliated with the Depositor.

(e)         The Representatives shall have received:

(1)         The favorable opinion of Kirkland & Ellis LLP, special counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, substantially to the effect that:

(i)  When the Notes are paid for by the Underwriters in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the Trust, the due execution of the Notes by the Trust, and the due authentication and delivery of the Notes by the Indenture Trustee in accordance with the Indenture), the Notes will constitute the valid and binding obligations of the Trust, and will be enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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(ii)  Assuming the due authorization of this Agreement and each Basic Document to which World Omni is a party, World Omni has duly executed and delivered this Agreement and each such Basic Document.  Assuming the due authorization, execution and delivery thereof by the parties thereto, this Agreement and each of the Basic Documents (other than the Trust Agreement) to which the Depositor, World Omni or the Trust is a party constitutes the legal, valid and binding obligation of the Depositor, World Omni or the Trust, as applicable, and is enforceable against the Depositor, World Omni or the Trust, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.  However, such counsel express no opinion as to the enforceability of any provision of the interest rate swap documents imposing or construed as imposing a penalty or a forfeiture (including, without limitation, the provisions thereof relating to the calculation of termination payments).

(iii)  To the knowledge of such counsel, there is no legal or governmental proceeding that is pending or threatened against the Depositor that has caused such counsel to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described.

(iv)  The statements in the Prospectus and the Preliminary Prospectus under the headings “Summary of Terms,” “Risk Factors,” “Description of the Notes” and “Description of the Trust Documents,” insofar as such statements purport to summarize certain terms or provisions of any Class of Notes and the Basic Documents, provide a fair summary of such provisions.

(v)  The statements in the Prospectus and in the Preliminary Prospectus under the headings “Material Federal Income Tax Consequences,” “Certain ERISA Considerations” and “Some Legal Aspects of the Receivables,” to the extent such statements relate to the Notes and purport to summarize matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(vi)  The Depositor is not required to obtain any consent, approval, authorization or order of any governmental agency for the issuance of the Notes, or the delivery and sale of the Notes under this Agreement except for the order by the Commission declaring the Registration Statement effective.

(vii)  The Depositor’s execution and delivery of this Agreement and the Basic Documents to which it is a party and the performance by it of its obligations thereunder do not and will not: (i) constitute a violation by the Depositor of any applicable provision of any law, statute or regulation (except that such counsel expresses no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted), (ii) breach, or result in a default under, any existing obligation of the Depositor under any of the Specified Agreements (provided that such counsel expresses no opinion as to compliance with any financial test or cross-default provision in any such agreement), or (iii) to the actual knowledge of such counsel result in a breach or violation of any Court Order.  For purposes of such opinion, “Specified Agreement” means the agreements listed on Exhibit B thereto, and “Court Order” means a court or administrative order, writ, judgment or decree that names the Depositor and is specifically directed to its property (it being understood that such counsel has not undertaken any investigation to identify Court Orders to which the Depositor is subject or reviewed any Court Orders about which such counsel has actual knowledge).

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(viii)  Such counsel has no knowledge about any contract to which the Depositor is a party or to which any of its property is subject that has caused such counsel to conclude that such contract is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

(ix)  Neither the Depositor nor the Trust is, or upon the application of proceeds from the sale of the Notes as described in the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act.  The Trust will be excluded from treatment as an “investment company” under the Investment Company Act pursuant to the exemption set forth in Rule 3a-7 of the Investment Company Act.  The Trust is not a “covered fund” as defined in the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (commonly known as the (“Volcker Rule”)).  In rendering the opinions in this paragraph, such counsel notes that the Trust may also be excluded or exempt from treatment as an “investment company” under the Investment Company Act pursuant to the exemptions set forth in other sections of, or rules under, the Investment Company Act.

(x)  The Registration Statement No. 333-207756 was declared effective under the Act and such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

(xi)  On the basis of such counsel’s participation in the preparation of the Time of Sale Information, the Registration Statement and the Prospectus and on the basis of conferences with representatives of the Depositor, other counsel for the Depositor, representatives of the independent accountants of the Depositor, the Underwriters and the Underwriter’s representatives and counsel during which disclosures in the Registration Statement, the Time of Sale Information and the Prospectus were discussed (relying as to matters of fact on statements of officers and other representatives of the Depositor and World Omni), nothing has come to such counsel’s attention through the Closing Date in the course of such counsel’s review of the Time of Sale Information, the Registration Statement and the Prospectus which causes such counsel to conclude that, (a) the Registration Statement, as of the applicable effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view as to any information omitted from the Preliminary Prospectus in reliance on Rule 430D under the Act), or (c) the Prospectus, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(xii)  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(xiii)  The Notes will be characterized as indebtedness for United States federal income tax purposes.

(xiv)  The Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

(xv)  Each of the Depositor and the Trust is a registered organization (as such term is defined in the New York UCC) organized under the laws of the State of Delaware.  The Depositor and the Trust are, therefore, located, for purposes of Article 9 of the New York UCC, in the State of Delaware and the local law of Delaware governs perfection of a non-possessory security interest in the Receivables granted by the Depositor and the Trust.  To the extent the Receivables constitute “tangible chattel paper” under the New York UCC, the local law of the jurisdiction in which the Receivables are physically located governs the effect of perfection or non-perfection and the priority of a non-possessory security interest in the Receivables.

(xvi)  World Omni is a registered organization (as such term is defined in the New York UCC) organized under the laws of the State of Florida.  World Omni is, therefore, located, for purposes of Article 9 of the New York UCC, in the State of Florida and the local law of Florida governs perfection of a non-possessory security interest in the Receivables granted by World Omni.  To the extent the Receivables constitute “tangible chattel paper” under the New York UCC, the local law of the jurisdiction in which the Receivables are physically located governs the effect of perfection or non-perfection and the priority of a non-possessory security interest in the Receivables.

(xvii)  When each of the Receivables Purchase Agreement and the Assignment Agreement has been duly executed and delivered by all parties thereto and the Purchase Price for the Receivables has been paid by the Depositor, subject to the “rights” assumption set forth in the opinion, the Depositor will have a valid and enforceable security interest in the Receivables and the identifiable proceeds thereof.

(xviii)  When each of the Basic Documents has been duly executed and delivered by all parties thereto and the Notes and Certificates have been delivered to the Depositor by the Trust, subject to the “rights” assumption set forth in the opinion, the Trust will have a valid and enforceable security interest in the Receivables and the identifiable proceeds thereof.  When, in addition to the foregoing, the UCC-1 financing statement naming the Depositor as “debtor” has been duly filed in the Article 9 filing office set forth in the opinion, the security interest in favor of the Trust in the Receivables and identifiable proceeds thereof will be perfected.

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(xix)  When each of the Basic Documents has been duly executed and delivered by all parties thereto and the Notes have been issued to or upon the order of the Trust, subject to the “rights” assumption set forth in the opinion, the Indenture Trustee will have a valid and enforceable security interest in the Receivables and the identifiable proceeds thereof.  When, in addition to the foregoing, the UCC-1 financing statement naming the Trust as “debtor” has been duly filed in the Article 9 filing office set forth in the opinion, the security interest in favor of the Indenture Trustee in the Receivables and identifiable proceeds thereof will be perfected.

(xx)  Assuming the Receivables are created under, and are evidenced solely by, retail installment sale contracts in the form attached as Exhibit B to the opinion, and assuming they are completed in their entirety and executed and there is nothing that would prevent them from being enforceable, the Receivables constitute “tangible chattel paper” as defined under Section 9-102(a)(78) of the New York UCC.

(xxi)  To the extent that the Receivables are tangible chattel paper and are located in the State of Alabama, the effect of perfection and non-perfection and the priority of a non-possessory security interest in the Receivables is governed by the Alabama UCC.  Based solely on such counsel’s review of Officers’ Certificates, (A) the security interest of the Depositor in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by the filing of financing statements in Florida under the Florida UCC, (B) the security interest of the Trust in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by filing financing statements in Delaware under the Delaware UCC, and (C) the security interest of the Indenture Trustee in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by the filing of financing statements in Delaware under the Delaware UCC.

(xxii)  The Registration Statement, the Time of Sale Information and the Prospectus as of their respective dates comply as to form in all material respects with the Rules and Regulations (in rendering its opinions in this paragraph, Kirkland & Ellis LLP considered and relied upon the statements and interpretations of the staff of the Commission including, without limitation, the guidance from the staff of the Commission set forth in the No-Action Letter, dated November 23, 2010, regarding Items 1103(a)(9) and 1120 of Regulation AB).

(2)         The favorable opinion of Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, substantially to the effect that:

(i)  World Omni has been incorporated under the Florida General Corporation Act and its status is active. World Omni has the corporate power to execute, deliver, and perform its obligations under this Agreement and each Basic Document to which it is a party. Each of World Omni and the Depositor, to such counsel’s knowledge after investigation, has obtained all licenses and approvals in Florida required for the conduct of its business, to the extent that failure to obtain such licenses and approvals would render any Receivable unenforceable or would materially and adversely affect the ability of World Omni or the Depositor, as the case may be, to perform any of its obligations under, or the enforceability of, this Agreement and each Basic Document to which it is a party.  The Depositor has been qualified as a foreign limited liability company authorized to transact business in the State of Florida, and its status is active.  World Omni has taken all necessary corporate action to authorize the execution, delivery, and performance of this Agreement and each Basic Document to which it is a party.

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(ii)  To such counsel’s knowledge after investigation, no authorization, approval, consent or order of any state court, governmental authority, or agency in the State of Florida is legally required for the execution, delivery or performance by World Omni or the Depositor of this Agreement or the Basic Documents to which it is a party, (other than certain filings described in such opinion letter, in connection with the transfer of interest in Receivables pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement), except for such legal matters that such counsel expressly states in the opinion letter that it does not opine upon.  All filings required to be made with any Florida governmental body in connection with the execution, delivery or performance of this Agreement and the Basic Documents to which it is a party by World Omni and the Depositor have been made, except that (a) such counsel renders no opinion as to the perfection of any security interests in any Financed Vehicles or the proceeds of any Financed Vehicles granted by Obligors pursuant to the Receivables and (b) filings may be required under the securities laws of the State of Florida, as to which laws such counsel expresses no opinion.

(iii)  The statements in the Prospectus under the caption “State and Local Tax Consequences” with respect to the application of Rule 12C-1.011(1)(s) F.A.C. (the “Loan Rule”) to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to laws of the State of Florida have been reviewed by such counsel and are correct in all material respects.

(iv)  Assuming, with the consent of the parties set forth on a schedule to such opinion letter, that the security interests of the Depositor, the Trust, and the Indenture Trustee in and to the Receivables have been and continue to be validly created, and were and are enforceable under the law of the State of New York or other applicable jurisdictions: (a) assuming that the choice of law of the Uniform Commercial Code of New York (the “New York UCC”) directs a secured party to the law of Florida to determine perfection of a security interest of a debtor “located” (as determined in accordance with 9-307 of the New York UCC) in Florida, upon the filing of the applicable financing statement with the filing office, the Depositor will have a perfected security interest in the Receivables in which World Omni has an interest to the extent a security interest therein can be perfected under the Florida UCC by filing a financing statement; and (b) the related UCC search report sets forth the proper filing office(s) and the proper debtor necessary to identify those persons who under the Florida UCC have on file financing statements against World Omni covering the Receivables.  The related UCC search report identifies no person who has filed in the filing office a financing statement against World Omni describing the Receivables prior to the related search date, other than the secured party who, upon the filing of the applicable release, will be releasing its security interest in the Receivables described in such release and the secured party, who upon the filing of the applicable release and execution of the Sale and Assignment Agreement, will be releasing its security interests in the Receivables described in the such release.

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(v)  The applicable UCC search report sets forth the proper filing office(s) and the proper debtor necessary to identify those persons who under the Florida UCC have on file financing statements against World Omni covering any membership interests it may hold in the Depositor (the “Membership Interests”).  The applicable UCC search report identifies no person who has filed in the filing office a financing statement against World Omni describing the Membership Interests.

(vi)  Assuming that the procedures stated in such opinion letter have been complied with for a Florida Receivable, such notice of lien was duly noted on the related Certificate of Title, the Florida Receivable is valid, binding and enforceable against the Obligor, and the security interest was duly and validly created, World Omni will have a perfected security interest in that Obligor’s Florida Vehicle.

(vii)  Subject to the assumptions and limitations stated in such opinion letter: (a) World Omni will have a perfected security interest in the Florida Vehicle related to each Florida Receivable; (b) the security interest of World Omni as the secured party will be a first priority perfected security interest in such Florida Vehicle; and (c) upon default (when and as permitted under the applicable documents), the Indenture Trustee will have the right to enforce the first priority security interests in the Florida Vehicles to the same extent as if it were named a lienholder on the related certificate of title.

(viii)  Although the matter is not free from doubt, and assuming that the Notes are deemed to be debt, if the matter were properly presented to a court having jurisdiction, and assuming interpretation of relevant law on a basis consistent with existing authority, such court should hold that the Loan Rule will not be applied so as to subject the holder of the Notes with absolutely no other Florida contacts to Florida income or franchise taxation solely as a result of its investment in a Note.

(ix)  To the extent that Florida law applies, assuming all Receivables are in the form of the Florida Forms, and assuming that the Receivables are correctly completed in their entirety, and assuming that the Receivables are valid, binding and enforceable, the Receivables constitute either “accounts,” “general intangibles,” or “tangible chattel paper” under the Florida UCC.

(x)  Assuming that all other elements necessary to render a Receivable governed by the laws of the State of Florida, which is in the form of a Florida Form with appropriate insertions therein, pursuant to which customers purchased and financed the purchase of the Financed Vehicles relating to Florida Receivables (“Florida Vehicles”) from the respective motor vehicle dealers (each such Receivable, a “Florida Receivable”) legal, valid, binding and enforceable were present in connection with the execution, delivery, and performance of such Florida Receivable (including completion of the applicable form of Florida Receivable (the “Florida Form”) fully and accurately) and that the terms and conditions and form of the Florida Receivable as completed, are in compliance with all applicable Federal laws and Florida law (as to which we are opining), rules, and regulations, and assuming further that no action was taken in connection with the execution, delivery, and performance of the Florida Receivable that would give rise to a defense to the legality, validity, binding effect, and enforceability of such Florida Receivable, nothing in the applicable Florida Form would render such Florida Receivable other than legal, valid, binding, and enforceable.

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(xi)  Assuming the validity, binding effect and enforceability of the Florida Receivables in all other respects, including compliance in all respects with all federal and other applicable law, including, without limitation, the Truth in Lending Act (15 U.S.C. § 1601 et. seq.) and Regulation Z promulgated thereunder, the Florida Forms are in sufficient compliance with the Motor Vehicle Retail Sales Finance Act F.S. § 520.01, et seq. and all other Applicable Florida Laws so as not to render the Florida Receivables void or voidable at the election of the respective Obligors.  “Applicable Florida Laws” means those laws of the State of Florida that given the nature of the transaction and the parties to it, a lawyer in the State of Florida exercising customary diligence would reasonably recognize as being applicable to the foregoing opinion.

(xii)  The execution and delivery of this Agreement and each Basic Document to which it is a party, the performance by World Omni of its obligations under this Agreement and each Basic Document to which it is a party, and the exercise by World Omni of the rights created by this Agreement and each Basic Document to which it is a party do not: (a) violate the Articles of Incorporation or Bylaws of World Omni; (b) violate any applicable Federal or Florida law, statute or regulation which is not excluded from the scope of the opinion letter; (c) to the best of such counsel’s knowledge after investigation, violate any order, writ, judgment, decree, injunction, ruling or order of any state or federal court, regulatory body, administrative agency or governmental body to which World Omni is a party, or otherwise subject; or (d) to such counsel’s knowledge after investigation, and except as otherwise provided in this Agreement and each Basic Document to which World Omni is a party, constitute a breach of or a default under any agreement listed on an exhibit to such opinion letter (the “Material Contracts”), or result in the creation or imposition of any Lien upon any property or assets of World Omni; except for defaults, breaches, or violations that do not in the aggregate have a material adverse effect on World Omni or its ability to perform under this Agreement and each Basic Document to which it is a party.

(xiii)  The execution and delivery by the Depositor of this Agreement and each Basic Document to which it is a party, the performance by the Depositor of its obligations under the such agreements, and the exercise by the Depositor of the rights created by the such agreements do not violate any applicable Florida law, statute or regulation which is not excluded from the scope of such opinion letter and do not, to such counsel’s knowledge after investigation, and except as otherwise provided in such agreements, constitute a breach of or a default under any Material Contract or result in the creation or imposition of any lien upon any property or assets of the Depositor, except for defaults, breaches or violations that do not in the aggregate have a material adverse effect on the Depositor or its ability to perform under this Agreement and each Basic Document to which it is a party.

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(3)         The favorable opinion of Kirkland & Ellis LLP, special counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, subject to certain considerations set forth therein, substantially to the effect that:

(i)  In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”) in which World Omni is the debtor, the bankruptcy court would not, under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Depositor with the assets and liabilities of World Omni.

(ii)  In a properly presented and argued case in a proceeding under the Bankruptcy Code in which World Omni is the debtor, the bankruptcy court would not compel the turnover of the Receivables or proceeds thereof to the bankruptcy trustee under Section 542 of the Bankruptcy Code based on a determination that the Receivables are property of World Omni’s bankruptcy estate under Section 541 of the Bankruptcy Code.

(iii)  In a properly presented and argued case in a proceeding under the Bankruptcy Code in which World Omni is the debtor, the bankruptcy court would not prohibit the Depositor or the Trust from collecting the Receivables or using the proceeds thereof pursuant to the automatic stay provisions of Section 362(a) of the Bankruptcy Code.

(iv)  The Indenture has created a valid security interest under Article 9 of the UCC in favor of the Indenture Trustee in the interests of the Trust in the Reserve Account and in all “security entitlements,” as defined in Section 8-102(a)(17) of the UCC, including cash and instruments, that are credited to the Reserve Account.

(v)  The Sale and Servicing Agreement and the Indenture are effective to perfect such security interests, and such security interests shall be prior in right to any other security interest created under the UCC in the Reserve Account and such security entitlements.

(4)         The favorable opinion of in-house counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, substantially to the effect that:

(i)  To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened involving World Omni that are required to be disclosed in the Registration Statement other than those disclosed therein and (B) all pending legal or governmental proceedings to which World Omni is a party or to which its properties or assets are subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of such entity, are, considered in the aggregate, not material.

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(ii)  World Omni is not an “investment company” nor is it “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.

(iii)  The execution and delivery by World Omni of this Agreement and the other Basic Documents to which it is a party, and the performance by World Omni of its agreements in this Agreement and such Basic Documents, do not, to the knowledge of such counsel, breach, or result in a default under, any obligation of World Omni pursuant to the terms of, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, which breach, default or violation would be reasonably likely to result in a material adverse change in the business, financial condition or results of operations of World Omni or have a material adverse effect on World Omni’s ability to perform its obligations under this Agreement or the Basic Documents.

(5)         Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to the Depositor or World Omni to the Owner Trustee, the Indenture Trustee or any Rating Agency.

(6)         The favorable opinion of counsel to U.S. Bank National Association (“U.S. Bank”) in its capacity as the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, to the effect that:

(i)  U.S. Bank is validly existing as a national banking association under the laws of the United States of America, and has full power and authority to execute, deliver, and perform its obligations under the Indenture, Sale and Servicing Agreement and Administration Agreement (collectively, the “Indenture Trustee Agreements”).

(ii)  None of the execution, delivery or performance by U.S. Bank of the Indenture Trustee Agreements nor the compliance with the respective terms and provisions thereof, or the performance of its respective obligations thereunder, conflicts with or results in a breach of or constitutes a default under any of the terms, conditions or provisions of any law, government rule or regulation of the United States of America or the State of New York.

(iii)  The performance by U.S. Bank of its obligations under the Indenture Trustee Agreements and the consummation of the transactions contemplated thereby will not result in any breach or violation of its articles of association or bylaws.

(iv)  No consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by U.S. Bank in connection with the execution, delivery or performance by U.S. Bank of the Indenture Trustee Agreements.

(v)  Each of the Indenture Trustee Agreements has been duly authorized, executed and delivered by U.S. Bank.

(vi)  Each of the Indenture Trustee Agreements, assuming the necessary authorization, execution and delivery thereof by the parties thereto other than U.S. Bank, and the enforceability thereof against such other parties, is a valid and legally binding agreement, enforceable in accordance with its terms against U.S. Bank.

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(vii)  The Notes have been duly authenticated and delivered by U.S. Bank in accordance with the terms of the Indenture.

(7)         The favorable opinion of special counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, to the effect that:

(i)  The Owner Trustee is a national banking association validly existing under the federal laws of the United States of America.

(ii)  The Owner Trustee has the corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement, to authenticate the Certificate, to consummate the transactions contemplated thereby, and to enter into and take all actions required of it under the Trust Agreement.

(iii)  The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee, in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws or proceedings relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the effect of applicable public policy on the enforceability of provisions relating to exculpation, indemnification and rights of contribution and (iv) judicial imposition of the implied contractual covenants of good faith and fair dealing.

(iv)  Pursuant to authority contained in the Trust Agreement, each of the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Asset Representations Review Agreement, the Note Depository Agreement and the Certificate have been duly executed and delivered on behalf of the Trust by the Owner Trustee and the Notes have been duly executed on behalf of the Trust by the Owner Trustee and delivered to the Indenture Trustee for authentication.

(v)  Neither the execution or delivery by the Owner Trustee of the Trust Agreement, nor the consummation by the Owner Trustee of any of the transactions contemplated thereby, nor compliance by the Owner Trustee with the terms or provisions of the Trust Agreement, will (i) violate any Delaware or United States federal law, rule or regulation governing the trust powers of the Owner Trustee or the Owner Trustee’s articles of association or bylaws, or (ii) require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the Owner Trustee.

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(8)         A certificate, executed by the Indenture Trustee, stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement is true, accurate and complete.

(9)         The favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Representatives shall request, which opinion shall be satisfactory in form and substance to the Representatives.

(10)       The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor and the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, to the effect that:

(i)  The Trust Agreement constitutes the valid and binding obligation of the Owner Trustee and the Depositor enforceable against the Owner Trustee and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the effect of public policies on provisions of indemnification and contribution and (iv) judicial imposition of the implied contractual covenants of good faith and fair dealing.

(ii)  The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (the “Statutory Trust Act”).  The Trust has the trust power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

(iii)  The Certificate is in due and proper form, all conditions precedent provided for in the Trust Agreement relating to the issuance, authentication and delivery of the Certificate have been complied with and the Certificate has been duly authorized and, when executed, issued, authenticated and delivered pursuant to the Trust Agreement, will be duly and validly issued and entitled to the benefits of the Trust Agreement subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the effect of public policies on provisions of indemnification and contribution and (iv) judicial imposition of the implied contractual covenants of good faith and fair dealing.

(iv)  Under § 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

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(v)  Under § 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust property.

(vi)  Under § 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(vii)  No consent, approval, authorization or order of, or registration, filing (other than the filing of any required financing statements with the Secretary of State) or declaration with, any Delaware court or governmental agency or body is required solely in connection with the Trust’s execution and delivery of, and performance of its obligations under, the Basic Documents to which it is a party.

(viii)  The execution and delivery by the Trust of the Basic Documents to which it is a party, and the performance by the Trust of its obligations thereunder, do not violate, conflict with or result in a breach of or constitute a default under (i) the Trust Agreement and the Certificate of Trust of the Trust or (ii) any Delaware law, statute or regulation applicable to the Trust.

(ix)  The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “LLC Act”), with power and authority, under the LLC Act and the limited liability company agreement of the Depositor (the “Limited Liability Company Agreement”), to enter into and perform its obligations under each Basic Document to which it is a party; and the limited liability company interests of the Depositor issued to World Omni have been duly authorized and are validly issued.  World Omni shall not be obligated personally for any of the debts, obligations or liabilities of the Depositor, whether arising in contract, tort or otherwise, solely by reason of being a member of the Depositor, except as World Omni may be obligated to make contributions to the Depositor and to repay any funds wrongfully distributed to it.  World Omni may be liable for its own tortious or wrongful conduct and its obligations as set forth in the Limited Liability Company Agreement.

(x)  This Agreement has been duly authorized under the LLC Act and the Limited Liability Company Agreement, executed and delivered by the Depositor.

(xi)  Each Basic Document to which the Depositor is a party and the written order to the Owner Trustee to execute and deliver the Certificates has been duly authorized under the LLC Act and the Limited Liability Company Agreement, executed and delivered by the Depositor.

(xii)  The execution and delivery by the Depositor of this Agreement and the Basic Documents do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware (other than the filing of UCC financing statements).

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(xiii)  The execution and delivery by the Depositor of this Agreement and the Basic Documents to which it is a party, and the performance by the Depositor of its obligations thereunder, do not violate, conflict with or result in a breach of or constitute a default under (i) the organizational documents of the Depositor or (ii) any Delaware law, statute or regulation.

(xiv)  Under the Statutory Trust Act and the Trust Agreement, the Trust is authorized to issue and the Owner Trustee, on behalf of the Trust is authorized to execute, and to instruct the Indenture Trustee to authenticate, the Notes in accordance with the terms of the Indenture.

(xv)  Under the Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Basic Documents to which it is a party, and the performance by the Trust of its obligations thereunder have been duly authorized by all requisite trust action on the part of the Trust.

(11)       The favorable opinion of in-house counsel to the Asset Representations Reviewer, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(f)          As of the Closing Date, the Notes shall be rated by the Rating Agencies as set forth in the Free Writing Prospectus, dated January 22, 2018, listed on Schedule II hereto, such ratings shall not have been rescinded and no public announcement shall have been made by any Rating Agency that the rating of any Notes has been placed under review.

(g)         On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the Certificates and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Notes and the Certificates and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(h)         If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Depositor and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

8.           Indemnification.

(a)         Each of the Depositor and World Omni agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

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(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus approved in writing by the Depositor, the Time of Sale Information, the Road Show, any Form ABS-15G (considered together with the Time of Sale Information) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) arising out of any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (C) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from errors or omissions (x) in the Registration Statement (or any amendment thereto), any Free Writing Prospectus approved in writing by the Depositor, the Time of Sale Information, the Road Show or the Prospectus (or any amendment or supplement thereto) (unless such errors or omissions are in the Underwriters’ Information) and (y) in any Computer Tape Information;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor and World Omni; and

(iii)  against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriters’ Information; provided, further, that the foregoing indemnity with respect to the Time of Sale Information shall not inure to the benefit of any Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes if such untrue statement or omission or alleged untrue statement or omission made in such Time of Sale Information is eliminated or remedied in a Corrected Prospectus delivered to such Underwriter prior to the revised Time of Sale and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to the revised Time of Sale of such Notes to such person.

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The indemnity agreement in this subsection (a) will be in addition to any liability which the Depositor and World Omni may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

(b)         Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor and World Omni, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls each of the Depositor and World Omni, respectively, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in (i) the Registration Statement (or any amendment thereto), any Free Writing Prospectus listed on Schedule II hereto, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriters’ Information, or (ii) any Permitted Underwriter Communication (other than Prepricing Information) that does not result from an error or omission in (A) the Registration Statement (or any amendment thereto), any Free Writing Prospectus approved in writing by the Depositor, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) (unless such error or omission is in the Underwriters’ Information), (B) any Computer Tape Information or (C) any written information furnished to the related Underwriter by the Depositor or World Omni expressly for use therein, which information was not corrected by information subsequently provided by the Depositor or World Omni to such Underwriter prior to the time of such Permitted Underwriter Communication.

(c)         Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement except to the extent that the indemnifying party shall be materially prejudiced by such failure.  An indemnifying party may participate at its own expense in the defense of such action.  In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)         No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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9.           Contribution.  If the indemnification provided for in Section 8 hereof is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) or (b) of Section 8 (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and World Omni on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and World Omni on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative benefits received by the Depositor and World Omni on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, World Omni or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section.  Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the other provisions of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Depositor and World Omni, each officer of the Depositor who signed the Registration Statement and each person, if any, who controls either the Depositor or World Omni within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor or World Omni, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of the Notes set forth opposite their respective names in Schedule I hereto and not joint.

10.         Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Depositor and World Omni or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor, World Omni or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Notes.  If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor and World Omni shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h) hereof and the respective obligations of the Depositor, World Omni and the Underwriters pursuant to Sections 8 and 9 hereof shall remain in effect.  If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 12 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 11 hereof, the Depositor and World Omni will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

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11.         Termination of Agreement.  The Representatives may terminate this Agreement, by notice to the Depositor and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor or World Omni, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (ii)  if there has occurred, since the date of this Agreement, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (iii) if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed or maximum ranges for prices for securities have been required, by said Exchange or by order of the Commission or any other governmental authority; (iv) if there has been any material disruption in commercial banking securities settlement or clearance services in the United States; or (v) if a banking moratorium has been declared by either federal, New York, Delaware or Florida authorities.

12.         Default By One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)         if the aggregate principal amount of Defaulted Securities of any Class of Notes does not exceed 10% of the total aggregate principal amount of the Notes of such Class, the non-defaulting Underwriters with respect to such Class shall be obligated to purchase the full amount of the Notes of such Class in such proportions that their respective underwriting obligations hereunder with respect to such Class bear to the underwriting obligations of all non-defaulting Underwriters of such Class, or

(b)         if the aggregate principal amount of Defaulted Securities of any Class of Notes exceeds 10% of the total aggregate principal amount of the Notes of such Class, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

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In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Depositor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

13.         Notices.  All communications hereunder will be in writing and, if sent to (i) the Underwriters, shall be directed to the Representatives and will be mailed, delivered or sent by facsimile and confirmed to them at (a) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Austin Vanassa (facsimile number (704) 410-0223); (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, 11th Floor, New York, New York 10036, Attention: Bryan S. Kearns (facsimile number (646) 855-5076); (c) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10022, Attention: Tricia Hazelwood and the Legal Department (facsimile number (646) 434-3471); and (d) SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 10th Floor East, Atlanta, Georgia 30326, Attention: Securitization Group (facsimile number (404) 926-5100); (ii) the Depositor, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Auto Receivables LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Eric Gebhard, Treasurer (facsimile number (954) 429-2685), with a copy to Peter Sheptak, General Counsel (facsimile number (954) 363-4114) or (iii) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp., 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Eric Gebhard, Treasurer (facsimile number (954) 429-2685), with a copy to Peter Sheptak, General Counsel (facsimile number (954) 363-4114).

14.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Sections 8 and 9 hereof, and no other Person will have any right or obligation hereunder.

15.         Severability of Provisions.  Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

16.         Miscellaneous.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

17.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

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18.         Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

19.         No Fiduciary Duty.  Each of the Depositor and World Omni acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to itself with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, World Omni or the Trust.  In addition, neither the Representatives nor any other Underwriter is advising the Depositor, World Omni or the Trust as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Depositor and World Omni shall consult with its own advisors concerning such matters.  Any review by the Underwriters of the Depositor, World Omni, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor nor World Omni.

20.         USA PATRIOT Act Notification.  Each of the Depositor and World Omni acknowledges that the Underwriters are required by U.S. Federal law to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution to help fight the funding of terrorism and money laundering activities.

21.         WAIVER OF JURY TRIAL AND SUBMISSION OF JURISDICTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO, OR OTHERWISE CONNECTED WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO ALSO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO, AND HEREBY DOES SUBMIT TO, THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY FOR ANY LITIGATION ARISING OUT OF, RELATING TO, OR OTHERWISE CONNECTED WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES NOT TO COMMENCE ANY SUCH LITIGATION IN ANY COURT OTHER THAN SUCH COURTS.  EACH OF THE PARTIES HERETO FURTHER HEREBY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN SUCH COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[Signature pages follow.]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Depositor and World Omni and the Underwriters in accordance with its terms.

Very truly yours,

WORLD OMNI AUTO RECEIVABLES LLC

By:	/s/ Bryan Romano
Name: Bryan Romano
Title: Assistant Treasurer

WORLD OMNI FINANCIAL CORP.

By:	/s/ Bryan Romano
Name: Bryan Romano
Title: Assistant Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written.

Wells Fargo Securities, LLC,

By:	/s/ Austin Vanassa
Name: Austin Vanassa
Title: Director

For itself and as Representative of the other
Underwriters named in Schedule I hereto

Merrill Lynch, Pierce, Fenner &
Smith Incorporated

By:	/s/ Bryan S. Kearns
Name: Bryan S. Kearns
Title: Director

For itself and as Representative of the other
Underwriters named in Schedule I hereto

MUFG Securities Americas Inc.

By:	/s/ Tricia Hazelwood
Name: Tricia Hazelwood
Title: Managing Director

For itself and as Representative of the other
Underwriters named in Schedule I hereto

SunTrust Robinson Humphrey, Inc.

By:	/s/ David Hufnagel
Name: David Hufnagel
Title: Vice President

For itself and as Representative of the other
Underwriters named in Schedule I hereto

schedule I

Name of Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes
Wells Fargo Securities, LLC	$83,200,000	$136,000,000	$136,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$39,520,000	$64,600,000	$64,600,000
MUFG Securities Americas Inc.	$39,520,000	$64,600,000	$64,600,000
SunTrust Robinson Humphrey, Inc.	$39,520,000	$64,600,000	$64,600,000
PNC Capital Markets LLC	$6,240,000	$10,200,000	$10,200,000
Total	$208,000,000	$340,000,000	$340,000,000

Name of Underwriter	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes
Wells Fargo Securities, LLC	$33,240,000	$12,232,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$15,789,000	$6,116,000
MUFG Securities Americas Inc.	$15,789,000	$6,116,000
SunTrust Robinson Humphrey, Inc.	$15,789,000	$6,116,000
PNC Capital Markets LLC	$2,493,000	-
Total	$83,100,000	$30,580,000

Schedule I

SCHEDULE II

Free Writing Prospectuses

1.	Free Writing Prospectus, dated January 22, 2018, relating to the ratings of the Notes.

Schedule II

SCHEDULE III

Third-Party Diligence Reports

1.	Report of Independent Accountants on Applying Agreed-Upon Procedures, dated January 18, 2018, filed with the Commission on January 22, 2018 on Form ABS-15G.

Schedule III